Exhibit 99.1

RESIGNATION

I, Jeff Watson, hereby resign from my position as Chief Financial Officer of Worldwide Energy & Manufacturing USA, Inc. effective immediately.

Dated: February 18, 2010	By:	/s/ Jeff Watson
Jeff Watson